Exhibit 32.2

ION Networks, Inc.

CERTIFICATION

In connection with the periodic report of ION Networks, Inc. (the "Company") on Form 10-KSB for the period ended December 31, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Patrick E. Delaney, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1)  the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

.

Date:          March   28, 2007

By:/s/ Patrick E. Delaney

Patrick E. Delaney

Chief Financial Officer

A signed original of this written statement required by section 906 has been provided to ION Networks, Inc. and will be retained by ION Networks, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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